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                                                                   EXHIBIT 10.58


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                             CROSS-LICENSE AGREEMENT

     This Agreement ("Agreement") made and entered into as of May 13, 1998 ("Effective Date"), by and between SHIONOGI & CO., LTD., a Japanese corporation having a principal place of business at 1-8, Doshomachi 3-chome, Chuo-Ku, Osaka 541-0045, Japan ("Shionogi"), and SCIOS INC., a Delaware corporation with a principal place of business at 820 West Maude Avenue, Sunnyvale, CA 94085, U.S.A. ("Scios"),

                                   WITNESSETH:

     WHEREAS, Scios owns or controls the patent rights listed on Appendix A (the "Scios Patents Rights") related to the human protein known as B-type natriuretic peptide ("BNP");

     WHEREAS, Shionogi owns or controls the patent rights listed on Appendix B (the "Shionogi Patent Rights") related to BNP;

     WHEREAS, as a means to avoid a protracted period of uncertainty due to the opposition of each other's patent applications and patents around the world, Shionogi and Scios entered into a brief Patent Agreement dated April 28, 1998 (the "April Agreement") setting forth the terms of an exchange of patent rights between Shionogi and Scios related to BNP. The April Agreement stipulates, among other things, that further agreements may be prepared by the parties to more fully set forth the understanding contained in the Patent Agreement; and

     WHEREAS, the parties, through good faith negotiations, have now reached agreement on the definitive terms to implement the April Agreement.

     NOW, THEREFORE, in consideration of the premises and the material promises and covenants contained herein, Shionogi and Scios agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     As used in this Agreement, the following terms (the singular may include the plural and vice versa) shall have the following meanings:

     1.1 "Affiliate" means, as to a party to this Agreement, any corporation, company, partnership, joint venture or other entity which controls, is controlled by, or is under common control with, such party. For purposes of this
Article 1.1, control shall mean, without limitation: (a) in the case of corporate entities, the direct or indirect ownership of at least fifty percent (50%) of the stock or participating shares entitled to vote for the election of directors; and (b) in the case of a partnership, the power customarily held by a general partner to direct the management and policies of such partnership; provided, however, in the circumstance where the country of incorporation of such owned or controlled corporation requires that maximum foreign ownership be less than 50%, the maximum permitted percentage of foreign ownership shall be substituted in this paragraph for 50%.

***** Confidential portions of this material have been omitted and filed separately with the Securities and Exchange Commission.

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     1.2  "Diagnostic Product" means any in vitro diagnostic test, reagent(s), kit or component thereof specifically used to measure levels of BNP in biological fluids.

     1.3 "Therapeutic Product" means any pharmaceutical therapeutic product intended to treat a disease or condition in humans that contains any form of BNP as an active ingredient.

     1.4 "Licensee" means the party to whom Patent Rights have been licensed under this Agreement by the Patent Owner (as hereinafter defined).

     (A)  "Net Sales" means [*****].

     1.5 "Patent Owner" means Scios in the case of the Patent Rights listed on Appendix A and Shionogi in the case of Patent Rights listed on Appendix B.

     1.6 "RIA Product" means an in vitro radioirnmunoassay test, reagent(s), kit or component thereof used to measure levels of BNP in biological fluids in a test format that employs antibodies to BNP bound to a solid support in bead form. Specifically excluded from the definition of RIA Product is any assay which is capable of being used to measure BNP levels in a format that is compatible with automated instrument analyzer systems.

     1.7 "Scios Patent Rights" means those existing patents and patent applications listed in Appendix A attached hereto and any substitutions, extensions, reissues, renewals, divisions, continuations, continuations-in-part, supplementary protection certificates, term restorations, inventor's certificates and applications or patents claiming common filing priorities therewith, and all foreign counterparts of the foregoing.

     1.8 "Shionogi Patents Rights" means those existing patents and patent applications listed in Appendix B attached hereto and any substitutions, extensions, reissues, renewals, divisions, continuations, continuations-in-part, supplementary protection certificates, term restorations, inventor's certificates and applications or patents claiming common filing priorities therewith, and all foreign counterparts of the foregoing.

     1.9 "Sublicensee" shall mean any other party to which Scios or Shionogi grant a sublicense in accordance with Article 3 or Article 4 hereof.

     1.10 "Territory A" means all countries of the world except Japan.

     1.11 "Territory B" means all countries of the world.

     1.12 "Territory C" means all countries of the world except Japan and the United States of America.

     1.13 "Third Party" means a party other than (a) Shionogi, and its Affiliates and Sublicensees and (b) Scios, and its Affiliates and Sublicensees.

     1.14 "Valid Claim" means a claim of an issued and unexpired patent included in either the Shionogi Patent Rights or in the Scios Patent Rights, which claim has not been held invalid

***** Confidential portions of this material have been omitted and filed separately with the Securities and Exchange Commission.

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or unenforceable by the final decision, unappealed or unappealable, of a court or agency of competent jurisdiction, or which has not been admitted by the patentee to be invalid.

                                  ARTICLE II.
                        TERMINATION OF EARLIER AGREEMENTS

     2.1 Scios and Shionogi intend that this Agreement set forth the entire understanding between them with respect to the exchange of rights and licenses between Scios and Shionogi concerning their respective patent rights related to BNP. In particular, the parties specifically agree that, as of the Effective Date, this Agreement supersedes and replaces the following agreements previously entered into by them:

          A.  License Agreement (for Japan) dated June 9, 1992.

          B.  Patent License Agreement (for RIA products) dated August 6, 1997.

          C.  The April Agreement.

     The agreements listed in A, B and C above are collectively referred to as the "Terminated Agreements." Each party agrees that the other party has fully performed its obligations under the Terminated Agreements and that it has no claim against the other party arising under any of the Terminated Agreements. Shionogi acknowledges [*****].

                                  ARTICLE III.
                             RIGHTS GRANTED BY SCIOS

     3.1 Grant for Diagnostic Products in Japan. Scios hereby grants to Shionogi, subject to the terms and conditions set forth herein, the exclusive right and license under the Scios Patent Rights to make, have made, use, have used, import, have imported, export, have exported, offer for sale, sell and have sold any Diagnostic Product in Japan. Shionogi may grant any sublicense in Japan under the rights granted in this Section 3.1 without the prior consent of Scios.

     3.2 Grant for Diagnostic Products in Territory A. Scios hereby grants to Shionogi, subject to the terms and conditions set forth herein, the semi-exclusive right and license under the Scios Patent Rights to make, have made, use, have used, import, have imported, export, have exported, offer for sale, sell and have sold any Diagnostic Product in Territory A. Scios reserves the right to grant in Territory A, additional licenses under the Scios Patent Rights; provided, however, that Scios agrees that [*****] shall be authorized under licenses granted by Scios under the Scios Patent Rights within Territory A to make, have made, use, have used, import, have imported, export, have exported, offer for sale, sell, and have sold Diagnostic Products in any country of Territory A. In any country within Territory A, Shionogi may grant only one
(1) sublicense or distributorship under the rights granted in this Section 3.2; provided that (a) such sublicense or distributorship and any further sublicense or distributorship granted thereunder allow only a single entity to market or sell Diagnostic Products in such a country and (b) Shionogi itself does not also simultaneously market or sell a Diagnostic Product in that country.

***** Confidential portions of this material have been omitted and filed separately with the Securities and Exchange Commission.

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     3.3 Grant for RIA Products in Territory. Scios hereby grants to Shionogi, subject to the terms and conditions set forth herein, the non-exclusive right and license under the Scios Patent Rights to make, have made, use, have used, import, have imported, export, have exported, offer for sale, sell and have sold any RIA Product in Territory C. Specifically excluded from the license granted herein are (a) any product containing BNP which is used or intended for use or administered for therapeutic purposes, (b) any diagnostic assay methodology that is not an RIA Product, and (c) the right to market, offer for sale, or knowingly permit the distribution of any RIA Product in the United States of America. In any country within Territory C, Shionogi nay grant only one (1) sublicense or distributorship under the rights granted in this Section 3.3; provided that (a) such sublicense or distributorship and any further sublicense or distributorship granted thereunder allow only a single entity to market or sell RIA Products in such a country and (b) Shionogi itself does not also simultaneously market or sell a RIA Product in that country.

     3.4 Other Licenses. Shionogi acknowledges that Scios has granted similar licenses to Abbott Laboratories, 100 Abbott Park Road, Abbott Park, Illinois 60064-3500, U.S.A. and Biosite Diagnostics Inc., 11030 Roselle Street, San Diego, California 92121, U.S.A. (collectively the "Scios Diagnostic Licensees") for Territory A and that these companies or their successors or sublicensees may simultaneously market Diagnostic Products in Territory A.

                                  ARTICLE IV.
                           RIGHTS GRANTED BY SHIONOGI

     4.1 Grant for Diagnostic Products in Territory A. Shionogi hereby grants to Scios, subject to the terms and conditions set forth herein, the non-exclusive right and license under the Shionogi Patent Rights to make, have made, use, have used, import, have imported, export, have exported, offer for sale, sell and have sold any Diagnostic Product within Territory A. Scios shall not grant any sublicense or distributorship as to any country of Territory A under the rights granted in this Section 4.1 without the prior consent of Shionogi; provided, however, that Scios may grant such sublicense or distributorship to the Scios Diagnostic Licensees without the prior consent of Shionogi. If Scios wishes to grant any sublicense under the rights granted in this Section 4.1 to any third party other than the Scios Diagnostic Licensees, then Scios shall advise Shionogi of such intent and Scios shall obtain Shionogi's prior written consent, such consent not to be unreasonably withheld. Any sublicense under this Section
4.1 shall be consistent with the other provisions of this Agreement.

     4.2 Grant for Therapeutic Products in Territory B. Shionogi hereby grants to Scios, subject to the terms and conditions set forth herein, the exclusive right and license under the Shionogi Patent Rights to make, have made, use, have used, import, have imported, export, have exported, offer for sale, sell and have sold any Therapeutic Product within Territory B. Scios may grant any sublicense or distributorship as to any country of Territory B under the rights granted in this Section 4.2 without the prior consent of Shionogi. Any sublicense under this Section 4.2 shall be consistent with the other provisions of this Agreement.

***** Confidential portions of this material have been omitted and filed separately with the Securities and Exchange Commission.

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                                   ARTICLE V.
                                    ROYALTIES

     5.1 Royalty for Diagnostic Product. No royalty shall be payable by Scios to Shionogi regarding the license granted under Section 4.1 or by Shionogi to Scios regarding the licenses granted under Section 3.1, Section 3.2 and Section 3.3.

     5.2 Royalties for Therapeutic Product. In consideration of the right and license granted by Shionogi to Scios for Therapeutic Product under Section 4.2, Scios shall pay Shionogi a royalty equal to [*****] of the Net Sales of Therapeutic Product as long as at the time of sale one or more Valid Claims in an issued patent included in the Shionogi Patent Rights exists in the country of sale. If at the time of sale of the Therapeutic Product no patent included in the Shionogi Patent Rights has issued in such country containing a Valid Claim, but one or more patent applications that are included in the Shionogi Patent Rights and containing a Valid Claim is pending in such country at the time of sale, then such royalty rate shall be reduced to [*****] of Net Sales of Therapeutic Products. However, the duration of Scios' obligation to pay the reduced royalty [*****] shall not be for more than four (4) years after the first commercial sale of a Therapeutic Product in such country, determined on a country by country basis. If a Valid Claim within a patent included in the Shionogi Patent Rights subsequently issues in any such country, Scios shall, from the date of issuance, pay the [*****] royalty on Net Sales of Therapeutic Product in such country for the remaining life of such Valid Claim in that country. Even if Scios supplies either BNP in bulk form or Therapeutic Product to its Sublicensee(s), the royalty set forth in this Section 5.2 shall be paid on the Net Sales of Therapeutic Product made by such Sublicensee(s) that are covered by a Valid Claim of a patent within the Shionogi Patent Rights existing in the country of sale at the time of sale. Sales of BNP in bulk form or of Therapeutic Product between or among Scios, its Affiliates and Sublicensee(s) shall not be subject to running royalties under this Section 5.2. Running royalties shall only be calculated on Scios', its Affiliate(s)' or its Sublicensee(s)' sale of the Therapeutic Product to a Third Party. The obligation to pay royalties to Shionogi under this Section 5.2 is imposed only once with respect to the same unit of Therapeutic Product regardless of the number of Valid Claims within the Shionogi Patent Rights. There shall be no multiple royalties or minimum royalties associated with this Agreement.

     5.3 Term of Royalty Obligation. Scios' obligation to pay royalties on Therapeutic Products under Section 5.2 will expire, on a country-by-country basis, on the date when the last Valid Claim within the Shionogi Patent Rights in the country of sale expires, lapses or is invalidated.

     5.4 Payments by Scios. Royalties accruing to Shionogi pursuant to Section
5.2 shall be calculated [*****]. Scios shall pay the royalties under Section 5.2 in conjunction with the delivery of a written report to Shionogi [*****] which shows, with respect to each country and each Therapeutic Product, the volume and Net Sales of the Therapeutic Product.

     5.5 Place of Payment; Currency Conversion. All royalty payments due Shionogi shall be payable in United States dollars to the following bank account of Shionogi or such other account as may be designated by Shionogi from time to time. In the case of sales made by Sublicensee(s) of Scios, the amounts payable to Shionogi as a royalty hereunder for sales of

***** Confidential portions of this material have been omitted and filed separately with the Securities and Exchange Commission.

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Therapeutic Product covered by a Valid Claim within the Shionogi Patent Rights in a currency other than United States dollars shall be as determined under the agreement between Scios and its Sublicensee. In the case of sales made directly by Scios and its Affiliates, the amounts payable to Shionogi as a royalty hereunder for sales of Therapeutic Product covered by a Valid Claim within the Shionogi Patent Rights in a currency other than United States dollars shall be determined by converting the total royalty on Net Sales for a calendar quarter (computed in the currency in which the sales were made) directly into United States dollars using the closing spot exchange rate between the two currencies quoted in the Wall Street Journal on the last business day of the applicable calendar quarter. If direct conversion from a currency other than United States dollars to United States dollars is not practically feasible, the parties shall negotiate in good faith other conversion mechanism.

       BANK ACCOUNT

       Bank Name:        The Sumitomo Bank, Ltd., Head Office
       Bank Address:     6-5, Kitahama 4-chome, Chuo-ku, Osaka, Japan
       Account Name:     Shionogi & Co., Ltd.
       Account No.:      230834

       5.6 Taxation of Royalties. Insofar as any royalties which are due Shionogi under this Agreement are subject to taxation where the taxes are imposed upon Shionogi, Shionogi agrees to bear such taxes. Shionogi hereby authorizes Scios to withhold such taxes from the payments which are payable to Shionogi in accordance with this Agreement if Scios is either required to do so under the tax laws of the country of sale or the United States of America or directed to do so by an agency of either such government. Scios shall furnish Shionogi with the best available evidence of payment whenever Scios deducts such tax from any payments due Shionogi without delay.

                                  ARTICLE VI.
                                     REPORTS

       With each [*****] payment made under Section 5.2, Scios shall deliver a summary of all Net Sales for [*****]. Each such report shall include at least the following information: (a) gross receipts from sales of Therapeutic Products for which a royalty is payable under Section 5.2; (b) any deductions from gross receipts used to arrive at Net Sales; and (c) Scios' computation of the aggregate earned royalties payable to Shionogi.

                                  ARTICLE VII.
                               RECORDS and AUDITS

       7.1 Records. Scios shall keep full and accurate accounting records containing all particulars that may be necessary for the purpose of calculating all royalties accrued to Shionogi under Section 5.2. Such records, together with all necessary supporting data, shall be kept at Scios' Head Office. All such records shall be open for inspection at Shionogi's cost on a confidential basis at all reasonable times by an internationally recognized accounting firm designated by Shionogi for the purpose of verifying quarterly sales reports and compliance with this Agreement and providing to Shionogi the conclusions it has reached in such analysis but not

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the specific sales figures achieved by Scios or its Affiliates and Sublicensees.
An adjusting payment shall be made upon demonstration of any underpayment. Such an inspection may occur no more frequently than once in each two calendar years.

       7.2 Expense of Audit. The fees and expenses of the accounting firm designated by Shionogi to perform an examination pursuant to Article 7.1 shall be borne by Shionogi; provided, however, that if any audit shall show that Scios underpaid the royalties due to Shionogi under this Agreement as to the period being audited by more than three percent (3%) of the amount that was payable for such period, then Scios shall, in addition to immediately paying to Shionogi any such deficiency, immediately reimburse Shionogi for the cost of such audit.

       7.3 Retention. Books and records required to be maintained by Scios hereunder shall be preserved for at least four (4) years from the date of the royalty payment to which they pertain.

                                 ARTICLE VIII.
                                     PATENTS

       8.1 Status Reports. Scios shall notify Shionogi of any change in status of patents and/or patent applications listed in Appendix A and of the filing of any patent applications within the scope of the Scios Patent Rights and Appendix A shall be amended by Scios from time to time to reflect such changes. Shionogi shall notify Scios of any change in status of patents and/or patent applications listed in Appendix B and of the filing of any patent applications within the scope of the Shionogi Patent Rights and Appendix B shall be amended by Shionogi from time to time to reflect such changes in order that Scios may calculate the royalties payable under Section 5.2. In Japan, the European Union and all other countries that have patent term extension laws which allow the life of a patent to be extended as to specific product to compensate for patent protection lost during the regulatory process, if requested by the Licensee, the Patent Owner shall cooperate and make necessary filings to extend the term of the Patent Owner's patents as they apply to any product of the Licensee. The parties agree that the preceding sentence shall not apply as to patents issued in the United States so that each party is free to select the United States patent that it wishes to extend as to its own products.

       8.2 Patent Matters in the United States of America. Shionogi shall be free to secure, maintain, defend and enforce at its own cost any of the patents and patent applications included within the Shionogi Patent Rights in the United States of America in such manner as .Shionogi may elect after reasonable consideration of the views of Scios and Scios' Sublicensees. Shionogi shall have complete discretion with regard to strategy to be employed in the prosecution of the Shionogi Patent Rights in the United States of America, including the right to abandon any claims or applications. Scios shall be free to secure, maintain, defend and enforce any of the patents and patent applications included within the Scios Patent Rights in the United States of America in such manner as Scios may elect after reasonable consideration of the views of Shionogi and Shionogi's Sublicensees. Neither party shall be obligated to defend claims brought against the other party by any Third Party claiming that a patent right of the Third Party is being infringed in the United States of America. Similarly, each party shall be free to enforce the patents issued to it, in such a manner as it elects, against any Third Party infringing such patents.

***** Confidential portions of this material have been omitted and filed separately with the Securities and Exchange Commission.

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              8.2.1  Patent Marking in the United States of America. Licensee
and its Sublicensees shall make reasonable best efforts to mark all products it makes, uses or sells in the United States of America or their containers, as consistent with the patent marking laws of the United States of America.

       8.3 Patent Matters in Japan. The Patent Owner shall have complete discretion with regard to strategy to be employed in the prosecution of its own Patent Rights in Japan, including the right to abandon any claims or applications.

              8.3.1 Patent Rights Maintenance in Japan. The Patent Owner shall prosecute at its own cost its own Patent Rights in Japan. The Patent Owner shall bear any Japanese renewal fees for its own Patent Rights. The Patent Owner may give to the Licensee three (3) months notice that the Patent Owner does not intend to continue the payment of any renewal fee in Japan for a licensed patent, in which event the Licensee shall have the right to make such Japanese renewal fee payments directly and to have such licensed patent assigned to Licensee as to Japan.

              8.3.2 Defense of Patent Infringement Suits in Japan. In the event any claim is made against licensee or any Sublicensee during the term of this Agreement alleging that the manufacture, use or sale of a Diagnostic Product or a Therapeutic Product (as the case may be) in Japan infringes any patent of a Third Party, Licensee shall promptly notify the Patent Owner in writing. Licensee shall assume the primary responsibility for the conduct of the defense of any such suit in Japan and shall indemnify and hold the Patent Owner harmless against any damages, costs, fees and expenses resulting from any such claim. Upon the reasonable request of Licensee, the Patent Owner shall assist Licensee and shall cooperate in any such litigation. The Patent Owner may participate in the litigation at its sole discretion and at its own cost.

              8.3.3 Suits for Third Party Infringement in Japan. In the event Licensee or the Patent Owner becomes aware of any infringement in Japan of any patent right licensed under this Agreement, that party shall promptly notify the other party in writing. The Patent Owner shall have the first right to bring, at the Patent Owner's own expense, an action relating to the infringement of the patent rights owned by the Patent Owner against any Third Party, and Licensee shall have no rights to any recovery under such suit unless it shall, at its own expense, join the suit and prove its own damages. If the Patent Owner does not bring a patent infringement action within six (6) months from the date of notification by Licensee of an alleged infringement, and if Licensee is materially and adversely affected by such infringement, Licensee, after notifying the Patent Owner in writing, shall be entitled to bring such infringement action at Licensee's own expense. The award or settlement in such litigation brought by Licensee shall first be used to pay the reasonable litigation costs of Licensee's suit. If Licensee's recovery exceeds its litigation costs (including reasonable attorneys fees), Licensee shall pay to the Patent Owner from the remaining recovery an amount equal to the amount that would have been payable to the Patent Owner as a royalty if the infringing sales had been made by Licensee, its Affiliates or its Sublicensees. The Licensee may retain any recovered amount remaining after any required payment to the Patent Owner.

              8.3.4 Defense of Patent Rights in Japan. In the event that the Patent Owner becomes aware of any legal action or proceeding brought by any Third Party for the purpose of invalidating or preventing the issuance of any patent within the Patent Rights, including any

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opposition proceeding and any legal action seeding a declaratory judgment of invalidity, the Patent Owner shall promptly notify Licensee in writing. The Patent Owner shall have the right, at its own expense, to conduct the defense in any such action. If the Patent Owner chooses not to defend against such action, then Licensee may, at its own expense, defend against such action.

       8.4    Patent Rights in Other Countries.

              8.4.1 Patent Marking. Licensee shall make reasonable best efforts to mark all products offered for sale, sold, or distributed in countries other than Japan and the United States of America (the "Row Countries") under the terms of this agreement, or their containers, as consistent with the patent marking laws of the country of sale.

              8.4.2 Patent Rights Maintenance in Row Countries. In the Row Countries, the Patent Owner shall prosecute and maintain, as it elects and at its own cost, its own patent rights, including the defense of any opposition proceedings or interferences. The Patent Owner shall have complete discretion with regard to strategy to be employed in the prosecution of the patent rights that it owns, including the right to abandon any claims or applications.

              8.4.3 Suits for Third Party Infringement in Row Countries. In the event Licensee or the Patent Owner becomes aware of any infringement in Row Countries of any Patent Right licensed under this Agreement, that party shall promptly notify the other party in writing. The Patent Owner shall have the first right to bring, at the Patent Owner's own expense, an action relating to the infringement of the patent rights owned by the Patent Owner against any Third Party, and Licensee shall have no rights to any recovery under such suit unless it shall, at its own expense, join the suit and prove its own damages. If the Patent Owner does not bring a patent infringement action within six (6) months from the date of notification by Licensee of an alleged infringement, and if Licensee is materially and adversely affected by such infringement, Licensee, after notifying the Patent Owner in writing, shall be entitled to bring such infringement action at Licensee's own expense. The award or settlement in such litigation brought by Licensee shall first be used to pay the reasonable litigation costs of Licensee's suit. If Licensee's recovery exceeds its litigation costs (including reasonable attorneys fees), Licensee shall pay to the Patent Owner from the remaining recovery an amount equal to the amount that would have been payable to the Patent Owner as a royalty if the infringing sales had been made by Licensee, its Affiliates or its Sublicensees. The Licensee may retain any recovered amount remaining after any required payment to the Patent Owner.

              8.4.4 Defense of Patent Infringement Suits in Row Countries. In the event any claim is made against Licensee, its Sublicensees, agents, distributors or re-sellers in the Row Countries during the term of this Agreement alleging that the manufacture, use or sale of a product under a license granted by this Agreement infringes any patent of a Third Party, Licensee shall promptly notify the Patent Owner in writing. Licensee shall assume the primary responsibility for the conduct of the defense of any such suit and shall indemnify and hold the Patent Owner harmless against any damages, costs, fees and expenses resulting from any such claim. Upon the reasonable request of Licensee, the Patent Owner shall assist Licensee and shall cooperate in any such litigation.

*****  Confidential portions of this material have been omitted and filed
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                                   ARTICLE IX.
                                      TERM

       9.1 Term: This Agreement shall be in full force and effect from the Effective Date and, unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, shall remain in effect until the expiration of the last patent within the Scios Patent Rights or the Shionogi Patent Rights.

       9.2 Obligations that Survive Expiration. Obligations that will survive the expiration of this Agreement include: Articles 1, 2, 7, 10, 11 and 12, and Sections 9.2, 13.1, 13.3, 13.8 and 13.10.

                                   ARTICLE X.
                           WARRANTIES AND DISCLAIMERS

       10.1 Right to License. Shionogi hereby represents and warrants that it is the owner of the entire right, title and interest in the Shionogi Patent Rights, and is entitled to grant the rights and licenses specified in Article 4 to Scios.

       10.2 Right to License. Scios hereby represents and warrants that it is the owner of the entire right, title and interest in the Scios Patent Rights, and is entitled to grant the rights and licenses specified in Article 3 to Shionogi.

       10.3 Non-Assertion Clause. Shionogi agrees that it will not assert any patent that is not included in the Shionogi Patent Rights covering any BNP or its intermediate (including DNA and expression vectors) or methods used in the manufacture of BNP which Shionogi owns or controls against Scios or its Affiliates or its Sublicensees based on Scios' or its Affiliates' or its Sublicensees' manufacture, use or sale of the Therapeutic Products as permitted under this Agreement so long as Scios is in material compliance with the terms of this Agreement; provided, however, that this non-assertion agreement shall not prevent Shionogi from asserting against Scios or its Affiliates or Sublicensees any patent relating to a novel method of formulating BNP in a Therapeutic Product. Scios agrees that it will not assert any patent that is not included in the Scios Patent Rights covering any BNP or its intermediate (including DNA and expression vectors) or methods used in the manufacture of BNP which Scios owns or controls against Shionogi or its Affiliates or its Sublicensees based on Shionogi' or its Affiliates' or its Sublicensees' manufacture, use or sale of the Diagnostic Products as permitted under this Agreement so long as Shionogi is in material compliance with the terms of this Agreement; provided, however, that this non-assertion agreement shall not prevent Scios from asserting against Shionogi or its Affiliates or Sublicensees any patent relating to a novel method of formulating BNP in a Diagnostic Product.

       10.4 No Contest. If either of the parties, either directly or indirectly through a straw man or other entity or person that the party has the power to control, either contests the validity of any patent or patent application within the scope of Patent Rights of the other party or takes any action to make any patent or patent application within the scope of Patent Rights of the other party invalid or unenforceable, such other party may terminate the rights and licenses that it has granted under this Agreement to the party who contests or takes action as described above in this

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Section 10.4, such termination to be effective upon thirty (30) days prior written notice. Notwithstanding the giving of such termination notice, the party giving the termination notice shall retain all rights and licenses granted to it by the other party under this Agreement.

     10.5 Exclusion by Both Parties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

     10.6 Product Liability Disclaimer. All warranties in connection with a Diagnostic Product and/or Therapeutic Product shall be made by the party selling such product and shall not directly or by implication obligate the other party or any of its officers, employees or agents.

                                   ARTICLE XI.
                                    INDEMNITY

     Each party (the "Selling Party") hereby agrees to indemnify, hold harmless and defend the other party (the "Non Selling Party"), its officers, employees and agents, against any and all claims, suits, losses, damage, costs, fees and expenses of any type, made or suffered by any third party, resulting from or arising out of the exercise of any license granted under this Agreement, including, without limitation:

           (a) The manufacture, packaging, use, sale, or other distribution of a Diagnostic Product and/or Therapeutic Product by the Selling Party, its Affiliates and/or Sublicensees; or

           (b) Any representation made or warranty expressly or impliedly given by the Selling Party with respect to any Diagnostic Product and/or Therapeutic Product.

     HOWEVER, UNDER NO CIRCUMSTANCES SHALL THE SELLING PARTY BE LIABLE TO THE NON SELLING PARTY UNDER THIS ARTICLE 11 TO THE EXTENT SUCH CLAIMS, SUITS, LOSSES, DAMAGES, COSTS, FEES AND EXPENSES RESULT FROM OR ARISE OUT OF THE NEGLIGENCE OR WILLFUL MISCONDUCT OF THE NON SELLING PARTY.

                                  ARTICLE XII.
                                 CONFIDENTIALITY

     12.1 Except as expressly permitted herein, during the term of this Agreement and for a period of [*****] after the expiration of this Agreement, Shionogi and Scios shall keep all information received from the other party (including the information received under the Terminated Agreements) strictly confidential and shall not disclose the same to any Third Parties without the prior written consent of the other party, except such information which:

     (i)   is or becomes publicly known through no fault of the receiving party,

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     (ii)  is already known to the receiving party prior to disclosure by the disclosing party as evidenced by the business records of the receiving party,

     (iii) is learned by the receiving party from a Third Party entitled to disclose it,

     (iv) is required to be disclosed in order to comply with a court order, law or regulation, or required by a competent authority to commercialize the licensed Diagnostic Products and/or licensed Therapeutic Products, or

     (v) is independently developed by the receiving party without the use of or reference to such information as evidenced by the business records of the receiving party.

     12.2 The Parties undertake to keep secret and confidential and to withhold from the Third Party, to the extent legally possible, the terms and conditions of this Agreement and the Terminated Agreements. The obligations under this
Section 12.2 shall also survive expiration of this Agreement for a period of [*****] years following such expiration.

                                  ARTICLE XIII.
                                  MISCELLANEOUS

     13.1 Waiver. No waiver by either party hereof of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent or similar breach or default.

     13.2 Notices. Any notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile (later confirmed by mail) or ten (10) days after mailing by registered or certified mail, postage paid, to the other party at the following address:

     In the case of Shionogi:     Shionogi & Co., Ltd.
                                  12-4, Sagisu 5-chome
                                  Fukushima-ku
                                  Osaka 553-0002, Japan
                                  Attention: General Manager,
                                             Intellectual Property Department
                                  Facsimile: +81-6-6458-3702

     In the case of Scios:        Scios Inc.
                                  749 North Mary Ave.
                                  Sunnyvale, CA 94085 USA
                                  Attention: General Counsel
                                  Facsimile: (408) 616-8319

     Either party may change its address or facsimile number for communications by a notice to the other party in accordance with this Article 13.2.

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     13.3  Governing Law and Arbitration. This Agreement shall be interpreted and construed in accordance with the laws of New York without reference to the rules of conflict of laws; provided, however, all questions concerning the construction or scope of the Patent Rights shall be decided in accordance with the patent laws of the country of issue. The parties hereto shall use their best efforts to settle amicably any controversies arising out of this Agreement. Any controversy or disputes or claims arising between the parties in connection with this Agreement which cannot be settled in an amicable way shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce, by one or more arbitrators appointed in accordance with the said Rules. Proceedings shall be conducted in the English language. Any award or decision made in such arbitration shall be final. and binding upon the parties and enforceable in a court of competent jurisdiction. The arbitration shall be held in San Francisco, California, the United States of America if such proceedings are requested by Shionogi, or Osaka, Japan if such proceedings are requested by Scios.

     13.4 Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     13.5 Amendment. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by both parties.

     13.6 Force Majeure. Any delay in performance by any party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The party suffering such occurrence shall immediately notify the other party and the time for performance of any obligation hereunder shall be extended by the actual time of delay caused by the occurrence.

     13.7 Independent Contractors. In making and performing this Agreement, Shionogi and Scios act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between Shionogi and Scios. At no time shall one party make commitments or incur any charges or expenses for or in the name of the other party except as specifically provided herein.

     13.8 Severability. If any term, condition or provision of this Agreement is held to be unenforceable for any reasons, it shall if possible, be interpreted rather than voided, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other terms, conditions and provisions of this Agreement shall remain valid and enforceable to the full extent.

     13.9 Additional Documents. Each party agrees to execute such further papers or agreements as may be necessary to effect the purpose of this Agreement.

     13.10 Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party, except as part of a sale or transfer, by way of merger or

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otherwise, of all or substantially all of the business assets of such party to which this Agreement relates, or by assignment to an Affiliate and provided further that the assignee agrees to be bound in writing by all the terms of this Agreement in place of the assignor, or the assignor agrees to remain responsible for the obligations of the assignee pursuant to the terms set forth herein.

     13.11 Trade Names and Trademarks. Nothing contained in this Agreement shall be construed as conferring any right of one party to use in advertising, publicity, or other promotional activities, any names, trade name, trademark, or other designation of the other party without such other party's prior written consent and approval. Each party hereto further agrees not to use or refer to this Agreement or the license granted hereunder in any promotional activity associated with the licensed Diagnostic Products and/or Therapeutic Products without the express written approval of the other party.

     13.12 Entire Agreement. This Agreement embodies the entire understanding of the parties and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

     IN WITNESS WHEREOF, both Shionogi and Scios have executed this Agreement, in duplicate originals, by their respective duly authorized officers, as of the Effective Date.

SHIONOGI & CO., LTD.                        SCIOS INC.



By: /s/ Reiji Takeda, Ph. D.                By: /s/ Richard B. Brewer
    -------------------------------------       --------------------------------

Name:  Reiji Takeda, Ph. D.                 Name:  Richard B. Brewer
       ----------------------------------          -----------------------------

Title: Director                             Title: President and CEO
                                                   -----------------------------
       International Business Division
       ----------------------------------   ____________________________________

Date:  October 10, 2000                     Date:  October 19, 2000
       ----------------------------------          -----------------------------

Attachments:
-----------

Appendix A   Scios Patent Rights

Appendix B   Shionogi Patent Rights

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                                   APPENDIX A
                               SCIOS PATENT RIGHTS
                             (as of March 16, 2000)

[*****]

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                                   APPENDIX B
                             SHIONOGI PATENT RIGHTS
                             (as of March 16, 2000)

[*****]

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                               [Scios Letterhead]

March 5, 2002


Mr. Yuzo Tanaka
General Business Manager
International Business Division
Shionogi & Co. Ltd.
1-8, Doshomachi 3-chome
Chuo-ku, Osaka 541-0045

Dear Mr. Tanaka:

Re:  Modification of May 13, 1998 Scios/Shionogi Cross-License License Agreement

Scios and Shionogi hereby agree, that the above-referenced Cross-License Agreement shall be modified, effective upon execution of this letter, in the following respects:

Section 3.2 shall be amended as follows:

3.2 Grant for Diagnostic Products in Territory A. Scios hereby grants to Shionogi, subject to the terms and conditions set forth herein, the semi-exclusive right and license under the Scios Patent Rights to make, have made, use, have used, import, have imported, export, have exported, offer for sale, sell and have sold any Diagnostic Product in Territory A. Scios reserves the right to grant in Territory A, additional licenses under the Scios Patent Rights; provided, however, that Scios agrees that [*****], shall be authorized under licenses granted by Scios under the Scios Patent Rights within Territory A to make, have made, use, have used, import, have imported, export, have exported, offer for sale, sell, and have sold Diagnostic Products in any country of Territory A. In any country within Territory A, Shionogi may grant only one (1) sublicense under the rights granted in this Section 3.2 pursuant to which the sublicensee's rights hereunder shall include the right to use one or more distributors to market or sell Diagnostic Products; provided that (a) such sublicense and any further sublicense granted thereunder allow only a single entity to market or sell Diagnostic Products in such a country with such entity having the right to use one or more distributors; and (b) Shionogi itself does not also simultaneously market or sell a Diagnostic Product in that country.

          The parties agree that this Modification Letter may be executed via facsimile signature. If the foregoing is acceptable please sign and return a fully executed original to the undersigned at the above address.

Agreed and Accepted:

SCIOS INC.                                SHIONOGI & CO., LTD.

By     /s/ Matthew R. Hooper              By     /s/ Reiji Takeda, Ph.D.
   ------------------------------------     ------------------------------------
       Matthew R. Hooper                         Reiji Takeda, Ph.D.

Title: Vice President & General Counsel   Title: Director and General Manager
       --------------------------------          -------------------------------
                                                 International Business Division
Date:  March 28, 2002                     Date:  March 28, 2002
       ------------------------------- -         -------------------------------

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